As filed with the Securities and Exchange Commission on April 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MetroCorp Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0579161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(713) 776-3876

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Choi

Chief Financial Officer

MetroCorp Bancshares, Inc.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(713) 776-3876

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William T. Luedke IV

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Phone: (713) 221-1336

Facsimile: (713) 222-3256

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A (1)	45,000(1)	$1,000(2)	$45,000,000	$5,157

(1)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.
(2)	Represents the liquidation preference amount per share of the Series A Preferred Stock, which we sold to the United States Department of the Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 23, 2012.

PROSPECTUS

45,000 Shares of Fixed Rate Cumulative Preferred Stock, Series A,

Liquidation Preference Amount $1,000 Per Share

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of 45,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to in this prospectus as the Series A Preferred Stock. The 45,000 shares of Series A Preferred Stock, along with a warrant for the purchase of 771,429 shares of common stock with an initial per share exercise price of $8.75, were originally issued by us pursuant to the Letter Agreement dated January 16, 2009, and the related Securities Purchase Agreement—Standard Terms, which we collectively refer to in this prospectus as the Purchase Agreement, between us and the United States Department of the Treasury, which we refer to in this prospectus as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act.

The initial selling securityholder and its successors, including any transferees, which we collectively refer to as the selling securityholders, may offer shares of the Series A Preferred Stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the Series A Preferred Stock is sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for paying any underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of Series A Preferred Stock by the selling securityholders.

The Series A Preferred Stock is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

Our principal executive offices are located at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, and our telephone number is (713) 776-3876. Our internet address is http://www.metrobank-na.com.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposit accounts or other obligations of a bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [•], 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the Commission. By using a shelf registration statement, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the Series A Preferred Stock described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for additional information.

You should rely only on the information contained in this prospectus, any prospectus supplement or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the Series A Preferred Stock. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “MetroCorp,” “we,” “our,” “ours,” and “us” refer to MetroCorp Bancshares, Inc., which is a bank holding company headquartered in Houston, Texas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “MetroBank” mean MetroBank, N.A., a national banking association. References to “Metro United” mean Metro United Bank, a California state banking association.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act”, and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies and expectations, are generally identified by the use of the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “plan,” “strive,” “seek,” “project,” “would,” “could,” “should,” “expect” or the negative of such words and similar expressions. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are listed below, and additional important factors are set forth in the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.

Forward-looking statements involve inherent risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

changes in the strength of the United States economy in general and the strength of the local economies in which we conduct operations resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses;

•	changes in interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations;

•	changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio;

•

changes in local economic and business conditions which adversely affect the ability of our customers to transact profitable business with us, including the ability of borrowers to repay their loans according to their terms or a change in the value of the related collateral;

•	the concentration of our loan portfolio in loans collateralized by real estate;

•	our ability to raise additional capital;

•

the effect of compliance, or failure to comply within stated deadlines, of the provisions of the written agreement (Agreement) between MetroBank and the Office of the Comptroller of the Currency (OCC);

•

the effect of Metro United’s compliance, or failure to comply within stated deadlines, of the provisions of the Consent Order issued by the FDIC and California Department of Financial Institutions (Consent Order);

•	our ability to identify suitable acquisition candidates;

•	increased competition for deposits and loans adversely affecting rates and terms;

•	the timing, impact and other uncertainties of our ability to enter new markets successfully and capitalize on growth opportunities;

•	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of the total loan portfolio;

•	the failure of assumptions underlying the establishment of and provisions made to the allowance for loan losses;

•	increases in the level of nonperforming assets;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on the results of operations;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•	an inability to fully realize our net deferred tax asset;

•	a deterioration or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio;

•	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

•	potential environmental risk and associated cost on our foreclosed real estate assets;

•	the potential payment of interest on demand deposit accounts in order to effectively compete for clients;

•	our ability to acquire, operate and maintain cost effective and efficient systems without incurring unexpectedly difficult or expensive but necessary technological changes;

•	increases in FDIC deposit insurance assessments;

•	government intervention in the U.S. financial system;

•	the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; and

•

changes in statutes and government regulations or their interpretations applicable to bank holding companies and our present and future banking and other subsidiaries, including changes in tax requirements and tax rates.

In addition, from time to time we explore opportunities for acquisitions of and hold discussions with financial institutions and related businesses, and also regularly explore opportunities for acquisitions of liabilities and assets of financial institutions and other financial services providers. Discussions regarding potential acquisitions may be commenced at any time, and may proceed rapidly, and agreements may be concluded and announced at any time. Any potential acquisition, and any combination of potential acquisitions, may be material in size relative to our existing assets and operations. We routinely analyze our lines of business and from time to time may increase, decrease or terminate one or more activities.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking information and statements contained in this prospectus or the documents incorporated by reference into this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. The forward-looking statements are made as of the date of this prospectus or the applicable document incorporated by reference into this prospectus, and we do not intend, and assume no obligation, other than as required by applicable law, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. All forward-looking statements contained in this prospectus or documents incorporated by reference into this prospectus are expressly qualified by these cautionary statements.

METROCORP BANCSHARES, INC.

We are a Texas based bank holding company with approximately $1.5 billion in consolidated assets as of December 31, 2011. Our mission is to enhance shareholder value by maximizing profitability and operating as the premier commercial bank in each community that we serve. We provide a full range of commercial and consumer banking services through our wholly owned subsidiaries, MetroBank in Texas and Metro United in California. We have 13 full service banking locations in the greater Houston and Dallas, Texas metropolitan areas, and six full service banking locations in the greater San Diego, Los Angeles and San Francisco, California metropolitan areas. We have strategically opened banking offices in areas with large multicultural concentrations and intend to pursue branch opportunities in multicultural markets with significant small and medium-sized business activity. As a part of our business development strategy, MetroBank opened and commenced operations of a representative office in Xiamen, China during the fourth quarter of 2006, and a second representative office in Chongqing, China during the first quarter of 2008. The representative offices do not conduct banking activities but were established to cultivate business relationships with customers who have the potential of expanding their business in the United States.

We were formed in 1998 as a Texas corporation to serve as a bank holding company for MetroBank. We have grown through a combination of internal growth, the acquisition of community banks, including the acquisition of Metro United and the opening of new banking offices. Our principal executive offices are located at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, and our telephone number at this address is (713) 776-3876. Our website is www.metrobank-na.com. The information contained on our website is not part of this prospectus, any supplements to this prospectus, any documents incorporated by reference into this prospectus or any other report.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports that we filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

REGULATION AND SUPERVISION

We are bank holding company registered with the Board of Governors of the Federal Reserve System (Federal Reserve) under the Bank Holding Company Act of 1956, as amended (BHCA). Accordingly, we are subject to supervision, regulation and examination by the Federal Reserve. The Gramm-Leach Bliley Act, the BHCA and other federal laws and regulations subject financial and bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations or the conduct of activities deemed to be unsafe or unsound.

As a company with securities registered under the Securities Act and the Exchange Act and listed on the Nasdaq Global Market, we are also subject to the Sarbanes-Oxley Act of 2002 and regulation by the Commission and Nasdaq.

Our subsidiary MetroBank is a national banking association, and is subject to regulation and supervision by the OCC. MetroBank’s deposits are insured by the FDIC through the Deposit Insurance Fund. By virtue of the insurance of its deposits, MetroBank is also subject to supervision and regulation by the FDIC. Such supervision and regulation subjects MetroBank to special restrictions, requirements, potential enforcement actions and periodic examination by either of these regulators. Because the Federal Reserve regulates us, the Federal Reserve also has supervisory authority which directly affects MetroBank.

Our subsidiary Metro United is a California state banking association and is subject to regulation and supervision by the Commissioner of the Department of Financial Institutions of the State of California (DFI) and the FDIC. Metro United’s deposits are insured by the FDIC through the Deposit Insurance Fund. Such supervision and regulation subjects Metro United to special restrictions, requirements, potential enforcement actions, and periodic examination by either of these regulators. Because the Federal Reserve regulates us, the Federal Reserve also has supervisory authority, which directly affects Metro United.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, and the terms of the Agreement to which MetroBank is a party and the Consent Order to which Metro United is subject, please refer to Item 1”Business – Regulatory Agreements,” in our Annual Report on Form 10-K for the year ended December 31, 2011, and to the subsequent reports we have filed with the SEC, which are incorporated by reference into this prospectus.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Series A Preferred Stock we are offering under this prospectus, to participate in the assets of each of MetroBank and Metro United upon its respective liquidation will be subject to the prior claims of its respective creditors, except to the extent that we may ourselves be a creditor with recognized claims against MetroBank or Metro United.

Transactions between us and MetroBank or Metro United, such as loans and advances, are subject to Section 23A of the Federal Reserve Act which imposes limits on the dollar amount of such transactions and requires certain levels of collateral for loans to affiliated parties. Pursuant to Section 23A of the Federal Reserve Act, the dollar amount of a transaction between MetroBank and Metro United or a transaction between us and MetroBank or Metro United cannot exceed 10% of the amount of capital stock and surplus of the respective bank. Additionally, Section 23B of the Federal Reserve Act generally requires certain transactions between MetroBank and its affiliates, and Metro United and its affiliates, which includes us, be on terms substantially the same, or at least as favorable to MetroBank and Metro United, as those prevailing at the time for comparable transactions with or involving other nonaffiliated persons.

In addition, dividends from MetroBank and Metro United to us are restricted by federal and state statutes and regulations as set forth below:

•

MetroBank. Until capital surplus equals or exceeds capital stock, a national bank must transfer to surplus 10% of its net income for the preceding four quarters in the case of an annual dividend or 10% of its net income for the preceding two quarters in the case of a quarterly or semiannual dividend. At December 31, 2011, MetroBank’s capital surplus exceeded its capital stock. Without prior approval, a national bank may not declare a dividend if the total amount of all dividends, declared by the bank in any calendar year exceeds the total of the bank’s retained net income for the current year and retained net income for the preceding two years. Under federal law, MetroBank cannot pay a dividend if, after paying the dividend, the bank will be “undercapitalized.” Federal regulators may declare a dividend payment to be unsafe and unsound even though MetroBank would continue to meet its capital requirements after the dividend.

•

Metro United. As a California-chartered bank, Metro United may not declare a dividend in an amount which exceeds the lesser of (1) the bank’s retained earnings or (2) the bank’s net income for its last three fiscal years less the amount of any dividends paid to shareholders during such period. However, it may, with the prior approval of the DFI, declare a dividend in an amount not exceeding the greater of (a) its retained earnings, (b) its net income for its last fiscal year or (c) its net income for its current fiscal year. Under federal law, Metro United cannot pay a dividend if, after paying the dividend, Metro United will be “undercapitalized.” In the event that the DFI determines the shareholders’ equity of a bank is inadequate or that the making of the dividend by the bank would be unsafe or unsound, the DFI may order the bank to refrain from making the proposed dividend. Federal regulators may declare a dividend payment to be unsafe and unsound even though Metro United would continue to meet its capital requirements after the dividend. In addition, under the terms of the Consent Order, Metro United cannot declare or pay cash dividends without the prior written consent of certain officials of the FDIC and the DFI.

Changes to laws and regulations can affect the operating environment of our company and our banking subsidiaries in substantial and unpredictable ways. We cannot determine whether any changes in laws or regulations will occur, and if those changes occur, the ultimate effect that any such changes would have upon our financial condition or results of operations or those of our subsidiaries. A change in statutes, regulations or regulatory policies applicable to us or any of our subsidiaries could have a material effect on the financial condition, results of operations or business of our company and our subsidiaries.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2011, and any other subsequent reports that we file with the Commission, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors, the deposit insurance funds of the FDIC and the banking system as a whole, and not for the protection of security holders. The banking agencies have broad enforcement power over bank holding companies and banks including the power to impose substantial fines and other penalties for violations of laws and regulations.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the Series A Preferred Stock by the selling securityholders.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

Our consolidated ratio of earnings to fixed charges and preferred dividends were as follows for the periods presented:

	000000	000000	000000		000000	000000
	Years Ended December 31,
	2011	2010	2009		2008	2007
Ratio of earnings to combined fixed charges (1)
Including interest on deposits	1.81x	0.94x	0.68x		1.07x	1.42x
Excluding interest on deposits	5.58x	0.59x	(2.26)x	(2)	1.56x	6.82x
Ratio of earnings to combined fixed charges and preferred stock dividends (3)
Including interest on deposits	1.68x	0.94x	0.70x		1.07x	1.42x
Excluding interest on deposits	3.27x	0.77x	(0.87)x	(2)	1.56x	6.82x

(1)	For purposes of computing the ratio, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, including / excluding interest on deposits.
(2)	The dollar amount of the deficiency resulting in the less than one-to-one coverage is approximately $10.1 million for the year ended December 31, 2009.
(3)	The calculation is the same as ratio of earnings to combined fixed charges except fixed charges also include pre-tax earnings required to cover preferred stock dividends.

These ratios pertain to us and our subsidiaries. Under Commission regulations and for purposes of calculating the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, “fixed charges” include interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense and “preferred stock dividends” include pre-tax earnings required to pay the dividends on outstanding preferred stock. As of April 20, 2012, we had 45,000 shares of Series A Preferred Stock outstanding and accrued $2.41 million, $2.41 million and $2.30 million in dividends and discounts on the Series A Preferred Stock for the years ended December 31, 2011, 2010 and 2009, respectively. No shares of preferred stock were outstanding prior to January 16, 2009.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, including the related Statement of Designations with respect to the Series A Preferred Stock, a copy of which has been filed with the Commission as Exhibit 3.1 to our Current Report on Form 8-K filed on January 21, 2009 and incorporated by reference into this prospectus and is also available from us upon request. See “Where You Can Find More Information” for more information.

General

Our Articles of Incorporation authorize the issuance of up to 2,000,000 shares of preferred stock, $1.00 par value, in one or more series, without shareholder action. As of the date of this prospectus, there were 45,000 shares of Series A Preferred Stock outstanding, all of which have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation value of $1,000 per share, and were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable. Other than the Series A Preferred Stock, no other shares of our preferred stock were issued and outstanding as of the date of this prospectus.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to receive, if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share based on the $1,000 per share liquidation preference of the Series A Preferred Stock with respect to each dividend period for the first five years, and at a rate of 9% per annum thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

Additionally, we are restricted from paying any dividends on our preferred stock if required payments on our outstanding junior subordinated debentures are not made or deferred. As of the date of this prospectus, we had $36.1 million outstanding in junior subordinated debentures issued by us in exchange for funds received from the sale of trust preferred securities by our unconsolidated subsidiary trust, MCBI Statutory Trust I. The junior subordinated debentures mature on December 15, 2035, but are redeemable at our option at par plus accrued and unpaid interest.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Texas state laws relating to the payment of dividends.

Since we are a holding company with no significant assets other than MetroBank and Metro United, we depend upon dividends from MetroBank and Metro United for all of our revenues. Accordingly, our ability to pay dividends depends upon the results of operations of MetroBank and Metro United and our receipt of dividends or other capital distributions from MetroBank and Metro United. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends MetroBank and Metro United can pay. See “Regulation and Supervision.”

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, dissolution or the winding up of MetroCorp, the Series A Preferred Stock ranks:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

at least equally with all other equity securities not designated as ranking junior to the Series A Preferred Stock, designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of MetroCorp.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business (including purchases to offset the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation pursuant to a publicly announced repurchase plan);

•

purchases or other acquisitions by any broker-dealer subsidiaries of MetroCorp solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any broker-dealer subsidiaries of MetroCorp for resale pursuant to an offering by MetroCorp of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not MetroCorp or a subsidiary of ours, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 16, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

We may, at our option upon written notice, subject to the approval of our primary federal banking regulator, the Federal Reserve, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price equal to the sum of (i) $1,000 per share of Series A Preferred Stock, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock. If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

Notice of redemption must be sent by first class mail to the holders of record of the shares of Series A Preferred Stock to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock, which we refer to in this prospectus as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock do not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, which we refer to in this prospectus as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, which we refer to in this prospectus as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of our authorized directors of will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Articles of Incorporation or statement of designation to authorize or create or increase the authorized number or amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of MetroCorp;

•

any amendment, alteration or repeal of any provision of the statement of designations for the Series A Preferred Stock or our Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, any increase in the number of shares of authorized preferred stock, including any increase in the authorized number of shares of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 16, 2009, or the creation and issuance, or an increase in the authorized or issued number of shares, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any increase in the amount of securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock has one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

SELLING SECURITYHOLDERS

On January 16, 2009, we issued the Series A Preferred Stock covered by this prospectus to the United States Department of Treasury, which we refer to in this prospectus as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the 45,000 shares of Series A Preferred Stock (which represents beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus) they own.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the Series A Preferred Stock covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the Series A Preferred Stock. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the Series A Preferred Stock.

We do not know when or in what amounts the selling securityholders may offer the Series A Preferred Stock for sale. The selling securityholders might not sell any or all of the Series A Preferred Stock offered by this prospectus. Because the selling securityholders may offer all or some of the Series A Preferred Stock pursuant to this offering, and because currently no sale of any of the Series A Preferred Stock is subject to any agreements, arrangements or understandings, we cannot estimate the number of shares of the Series A Preferred Stock that will be held by the selling securityholders after completion of the offering.

Other than as discussed in this prospectus, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell all or a portion of the Series A Preferred Stock beneficially owned by them and offered by this prospectus from time to time directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Series A Preferred Stock. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

Shares of the Series A Preferred Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any shares of Series A Preferred Stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling securityholders may loan or pledge the Series A Preferred Stock to broker-dealers that, in turn, may sell the Series A Preferred Stock.

The aggregate proceeds to the selling securityholders from the sale of the Series A Preferred Stock will be the purchase price of the Series A Preferred Stock less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the Series A Preferred Stock covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the Series A Preferred Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Series A Preferred Stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Series A Preferred Stock pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of Series A Preferred Stock is made, if required, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system. No assurance is given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Series A Preferred Stock covered by this prospectus.

LEGAL MATTERS

The validity of the Series A Preferred Stock offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of MetroCorp Bancshares, Inc. and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 (which is included in management’s report on internal control over financial reporting) have been incorporated by reference in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2010 and for each of the two years in the period ended December 31, 2010 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the Series A Preferred Stock offered by this prospectus. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus. You can obtain a copy of the registration statement from the Commission at the address provided below or on the Commission’s website at http://www.sec.gov.

We also file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at http://www.metrobank-na.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Commission allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with Commission rules:

•

the description of our common stock that is contained in our Registration Statement on Form 8-A filed on December 7, 1998, including any amendment or report filed with the Commission for the purpose of updating such description;

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Proxy Statement on Schedule 14A filed on April 6, 2012; and

•	our Current Reports on Form 8-K filed on February 21, 2012 and March 28, 2012 (other than information that is furnished rather than filed in accordance with Commission rules).

We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon your written or oral request, we will provide you without charge a copy of any or all of the documents incorporated by reference herein, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Your written or oral request for copies of this prospectus and documents we have incorporated by reference should be directed to:

MetroCorp Bancshares, Inc.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

Telephone: (713) 776-3876

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14. Other Expenses of Issuance and Distributions

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Series A Preferred Stock being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the Commission registration fee.

Commission registration fee	$5,157
Legal fees and expenses	125,000
Accounting fees and expenses	65,000
Printing and other miscellaneous fees and expenses	10,000

Total	$205,157

ITEM 15. Indemnification of Directors and Officers.

Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, did not have reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits or otherwise, in the defense of the proceeding.

Our Articles of Incorporation provide for indemnification rights to our officers and directors to the maximum extent allowed by Texas law. Pursuant to the TBOC and Article 9 of our Articles of Incorporation, we will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of our directors or officers or because that person served at our request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or benefit plan. We will also pay or reimburse expenses incurred by any director, officer, employee or agent in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

The TBOC authorizes a Texas corporation to purchase and maintain insurance to indemnify and hold harmless an existing or former director, officer, employee or agent of the corporation or who is or was serving at the corporation as a representative of another foreign or domestic enterprise, organization or employee benefit plan at the request of the corporation as a partner, director, officer, partner, venturer, proprietor, trustee, employee, administrator, or agent, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a person in such capacity, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Article 9 of our Articles of Incorporation authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents or who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against that person, whether or not we would have the power to indemnify that person against that liability otherwise under the Articles of Incorporation or under Texas law.

Our Articles of Incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the maximum extent provided by law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

ITEM 16 Exhibits

Exhibit Number	Description of Exhibit
2.1	Letter Agreement, dated January 16, 2009, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, by and between the Company and the United States Department of the Treasury (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-62667) (the “Registration Statement”)).

3.2	Articles of Amendment to the Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

3.3	Statement of Designations establishing the terms of the Series A Preferred Stock of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

3.4	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2007).

4.1	Warrant, dated January 16, 2009, to purchase 771,429 shares of the Company’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

4.2	Form of Certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) , (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 23, 2012.

METROCORP BANCSHARES, INC.

By:	/s/ George M. Lee
Name:	George M. Lee
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MetroCorp Bancshares, Inc., do hereby constitute and appoint each of George M. Lee and David C. Choi, each acting alone, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Don J. Wang Don J. Wang	Chairman of the Board	April 23, 2012

/s/ George M. Lee George M. Lee	Executive Vice Chairman, President and Chief Executive Officer (principal executive officer)	April 23, 2012

/s/ David Tai David Tai	Director	April 23, 2012

/s/ David C. Choi David C. Choi	Chief Financial Officer (principal financial officer and principal accounting officer)	April 23, 2012

/s/ Krishnan Balasubramian Krishnan Balasubramanian	Director	April 23, 2012

Helen F. Chen	Director	April 23, 2012

Signature	Title	Date

/s/ May P. Chu May P. Chu	Director	April 23, 2012

/s/ Shirley L. Clayton Shirley L. Clayton	Director	April 23, 2012

/s/ Robert W. Hsueh Robert W. Hsueh	Director	April 23, 2012

John Lee	Director	April 23, 2012

/s/ Saishi Frank Li Saishi Frank Li	Director	April 23, 2012

/s/ Charles L. Roff Charles L. Roff	Director	April 23, 2012

/s/ Yueping Sun Yueping Sun	Director	April 23, 2012

/s/ Joe Ting Joe Ting	Director	April 23, 2012

/s/ Daniel B. Wright Daniel B. Wright	Director	April 23, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Letter Agreement, dated January 16, 2009, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, by and between the Company and the United States Department of the Treasury (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (No. 333-62667) (the “Registration Statement”)).

3.2	Articles of Amendment to the Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

3.3	Statement of Designations establishing the terms of the Series A Preferred Stock of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

3.4	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2007).

4.1	Warrant, dated January 16, 2009, to purchase 771,429 shares of the Company’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

4.2	Form of Certificate for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 21, 2009).

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1*	Consent of KPMG LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith